Exhibit 10.18

SERVICE AGREEMENT

THIS SERVICE AGREEMENT is entered into by and between MagnaChip Semiconductor Ltd., a Korean limited liability company (the “Company”), and Jerry Baker, an individual (the “Chairman”), effective as of October 1, 2004.

WHEREAS, the Company desires to have the benefit of the Chairman’s knowledge and experience as the full-time executive chairperson of the Board of Directors of the Company (the “Board”), to engage the Chairman in the manner hereinafter specified, and to make provision for payment of reasonable compensation to the Chairman for such services; and

WHEREAS, the Chairman is willing to be engaged by the Company to perform the duties incident to such engagement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the Company and Chairman hereby agree as follows:

Title: Executive Chairman.

Salary: $400,000 per annum, provided that the Chairman and the Company agree to reduce the Chairman’s salary and bonuses should the Chairman reduce his time commitment or role.

Payment: One-twelfth of per annum salary to be paid to the Chairman on the 25th of every calendar month starting from October 1, 2004.

Bonus: Up to 100% of base salary upon reaching targets as set forth in management plans and as approved by the compensation committee of the Board.

Expenses: Reasonable expenses are to be covered, including but not limited to first class air travel from the Chairman’s home to the Company’s offices in Korea on a schedule as mutually agreed upon with the Board (including reasonable general aviation expenses from the Chairman’s base airport to San Francisco International Airport) and reasonable expenses to set up a home office (including a video conferencing system).

Medical coverage: Provided to the Chairman and his spouse at a benefit level roughly equivalent to the medical coverage provided by Fairchild Semiconductor to its executives.

Term: To be determined upon mutual agreement of the Chairman and the Board, provided that the Chairman and the Company agree to augment the Chairman’s salary and bonuses should the term of this Service Agreement exceed eight months from the effective date.

Compensation for prior service: The Chairman is to receive $160,000 salary, plus reasonable expenses, for services from February 1, 2004, to September 30, 2004.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first written above.

MAGNACHIP SEMICONDUCTOR, LTD.

By:
Name:

Title:

/s/ Jerry Baker
Jerry Baker

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